CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the Registration Statement No. 333-73121 on Form N-4 (the "Registration Statement") of (1) our report dated February 8, 1999 relating to the financial statements of Separate Account No. 45 of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, and (2) our report dated February 8, 1999 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, which reports appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference of our report on the Consolidated Statement Schedules dated February 8, 1999 which appears on page F-53 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Custodian and Independent Accountants" in the Statement of Additional Information and "About our independent accounts" in the Prospectus.


PricewaterhouseCoopers LLP
New York, New York
April 30, 1999